UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2007

CALPINE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-12079	77-0212977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 West San Fernando Street, San Jose, California 95113

717 Texas Avenue, Houston, Texas 77002

(Addresses of principal executive offices and zip codes)

Registrant’s telephone number, including area code: (408) 995-5115

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Index   Definitions

ITEM 7.01 — REGULATION FD DISCLOSURE

On March 29, 2007, Calpine Corporation (“Calpine” or the “Company”) and certain of its subsidiaries (collectively, the “Debtors”) filed their unaudited consolidated Monthly Operating Statement for the month ended January 31, 2007 (the “Monthly Operating Statement”), with the U.S. Bankruptcy Court for the Southern District of New York (the “U.S. Bankruptcy Court”) in the matter of In re Calpine Corporation, et al., Case No. 05-60200 (BRL). Exhibit 99.1 to this Current Report on Form 8-K contains the unaudited consolidated Monthly Operating Statement as filed with the U.S. Bankruptcy Court.

The Monthly Operating Statement is limited in scope, covers a limited time period, and has been prepared solely for the purpose of complying with the monthly reporting requirements of the U.S. Bankruptcy Court. Certain of the Company’s Canadian subsidiaries were granted relief by the Court of Queen’s Bench of Alberta, Judicial District of Calgary (the “Canadian Court”) under the Companies’ Creditors Arrangement Act (Canada) (the “CCAA”). As a result, certain of the Company’s Canadian and other foreign subsidiaries were deconsolidated as of December 20, 2005. Financial information regarding such deconsolidated subsidiaries is not part of the consolidated group included in the Monthly Operating Statement. The financial information in the Monthly Operating Statement is preliminary and unaudited and does not purport to show the financial statements of any of the Debtors in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and therefore may exclude items required by GAAP, such as certain reclassifications, eliminations, accruals, valuations and disclosure items. The Company cautions readers not to place undue reliance upon the Monthly Operating Statement. There can be no assurance that such information is complete and the Monthly Operating Statement may be subject to revision. The Monthly Operating Statement is in a format required by the U.S. Bankruptcy Code and should not be used for investment purposes. The Monthly Operating Statement should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

These unaudited financial statements have been derived from the books and records of the Company. This information, however, has not been subject to procedures that would typically be applied to financial information presented in accordance with GAAP and, upon the application of such procedures, the Company believes that the financial information could be subject to changes, and these changes could be material. The information furnished in the Monthly Operating Statement includes primarily normal recurring adjustments but does not include all of the adjustments that would typically be made for quarterly financial statements in accordance with GAAP. In addition, certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted.

Access to documents filed with the U.S. Bankruptcy Court and other general information about the Chapter 11 cases is available at www.kccllc.net/calpine. Certain information regarding the Canadian proceedings under the CCAA, including the reports of the monitor appointed by the Canadian Court, is available at the monitor’s website at www.ey.com/ca/calpinecanada. The content of the foregoing websites is not a part of this Report.

Limitation on Incorporation by Reference

The Monthly Operating Statement is being furnished for informational purposes only and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended. Registration statements or other documents filed with the SEC shall not incorporate the Monthly Operating Statement or any other information set forth in this Report by reference, except as otherwise expressly stated in such filing. This Report will not be deemed an admission as to the materiality of any information that is required to be disclosed solely by Regulation FD.

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Forward-Looking Statements

In addition to historical information, this report contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. We use words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “may,” “will” and similar expressions to identify forward-looking statements. Such statements include, among others, those concerning our expected financial performance and strategic and operational plans, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause actual results to differ materially from those anticipated in the forward-looking statements. Such risks and uncertainties include, but are not limited to: (i) the risks and uncertainties associated with our Chapter 11 and CCAA cases, including our ability to successfully reorganize and emerge from Chapter 11; (ii) our ability to implement our business plan; (iii) financial results that may be volatile and may not reflect historical trends; (iv) seasonal fluctuations of our results; (v) potential volatility in earnings associated with fluctuations in prices for commodities such as natural gas and power; (vi) our ability to manage liquidity needs and comply with financing obligations; (vii) the direct or indirect effects on our business of our impaired credit including increased cash collateral requirements in connection with the use of commodity contracts; (viii) transportation of natural gas and transmission of electricity; (ix) the expiration or termination of our PPAs and the related results on revenues; (x) risks associated with the operation of power plants including unscheduled outages; (xi) factors that impact the output of our geothermal resources and generation facilities, including unusual or unexpected steam field well and pipeline maintenance and variables associated with the waste water injection projects that supply added water to the steam reservoir; (xii) risks associated with power project development and construction activities; (xiii) our ability to attract, retain and motivate key employees; (xiv) our ability to attract and retain customers and counterparties; (xv) competition; (xvi) risks associated with marketing and selling power from plants in the evolving energy markets; (xvii) present and possible future claims, litigation and enforcement actions; (xviii) effects of the application of laws or regulations, including changes in laws or regulations or the interpretation thereof; and (xix) other risks identified in this Report. You should also carefully review other reports that we file with the SEC. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future developments or otherwise.

ITEM 9.01 — FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(d)	Exhibits

99.1  Calpine Corporation’s Unaudited Monthly Operating Statement for the month ended January 31, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE CORPORATION

	By:	/s/ Charles B. Clark, Jr.
Charles B. Clark, Jr.
Senior Vice President, Chief Accounting Officer

Date: March 29, 2007

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Calpine Corporation’s Unaudited Monthly Operating Statement for the month ended January 31, 2007.

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EXHIBIT 99.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
x
In re:	:	Chapter 11
:
CALPINE CORPORATION, et al.,	:	Case No. 05-60200 BRL
:
Debtors.	:	(Jointly Administered)
:
x

MONTHLY OPERATING STATEMENT FOR THE PERIOD

FROM JANUARY 1, 2007, TO JANUARY 31, 2007

DEBTORS’ ADDRESS:	50 West San Fernando Street, San Jose, California 95113
	717 Texas Avenue, Houston, Texas 77002

	MONTHLY DISBURSEMENTS MADE BY CALPINE CORPORATION, ET AL. AND ITS U.S. DEBTOR SUBSIDIARIES (IN THOUSANDS):	$505,758

DEBTORS’ ATTORNEYS:	Kirkland & Ellis LLP
	Richard M. Cieri (RC 6062)
	Marc Kieselstein (admitted pro hac vice)
	David R. Seligman (admitted pro hac vice)
	Edward O. Sassower (ES 5823)
	Citigroup Center
	153 East 53rd Street
	New York, NY 10022-4611

	MONTHLY OPERATING INCOME (LOSS) (IN THOUSANDS):	$(82,872)

REPORT PREPARER:	CALPINE CORPORATION, et al.

The undersigned, having reviewed the attached report and being familiar with the Debtors’ financial affairs, verifies under penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.

/s/ CHARLES B. CLARK, JR.
Charles B. Clark, Jr.
Senior Vice President, Chief Accounting Officer
DATE: March 29, 2007	Calpine Corporation

Index

DEFINITIONS

As used in this Monthly Operating Statement, the following abbreviations contained herein have the meanings set forth below. Additionally, the terms “Calpine,” “we,” “us” and “our” refer to Calpine Corporation and its consolidated subsidiaries, unless the context clearly indicates otherwise. For clarification, such terms will not include the Canadian and other foreign subsidiaries that were deconsolidated as of the Petition Date, as a result of the filings by the Canadian Debtors under the CCAA in the Canadian Court. The term “Calpine Corporation” shall refer only to Calpine Corporation and not to any of its subsidiaries. Unless and as otherwise stated, any references in this Monthly Operating Statement to any agreement means such agreement and all schedules, exhibits and attachments thereto in each case as amended, restated, supplemented or otherwise modified to the date of this Monthly Operating Statement.

Abbreviation	Definition
2006 Form 10-K	Calpine Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on March 14, 2006
Bankruptcy Code	U.S. Bankruptcy Code
Bankruptcy Courts	U.S. Bankruptcy Court and Canadian Court
Calgary Energy Centre	Calgary Energy Centre Limited Partnership
CalGen	Calpine Generating Company, LLC
CalGen First Lien Debt

Collectively, the $235,000,000 First Priority Secured Floating Rate Notes Due 2009, issued by CalGen and CalGen Finance Corp.; $600,000,000 First Priority Secured Institutional Terms Loans Due 2009, issued by CalGen; and the CalGen First Priority Revolving Loans

CalGen First Priority Revolving Loans

$200,000,000 First Priority Revolving Loans issued on or about March 23, 2004, pursuant to that Amended and Restated Credit Agreement, among CalGen, the guarantors party thereto, the lenders party thereto, The Bank of Nova Scotia, as administrative agent, L/C Bank, lead arranger and sole bookrunner, Bayerische Landesbank, Cayman Islands Branch, as arranger and co-syndication agent, Credit Lyonnais, New York Branch, as arranger and co-syndication agent, ING Capital LLC, as arranger and co-syndication agent, Toronto Dominion (Texas) Inc., as arranger and co-syndication agent, and Union Bank of California, N.A., as arranger and co-syndication agent

CalGen Second Lien Debt

Together, the $640,000,000 Second Priority Secured Floating Rate Notes Due 2010, issued by CalGen and CalGen Finance Corp.; and $100,000,000 Second Priority Secured Term Loans Due 2010 issued by CalGen

CalGen Secured Debt	Collectively, the CalGen First Lien Debt, the CalGen Second Lien Debt and the CalGen Third Lien Debt
CalGen Third Lien Debt

Together, the $680,000,000 Third Priority Secured Floating Rate Notes Due 2011, issued by CalGen and CalGen Finance Corp.; and $150,000,000 11.5% Third Priority Secured Notes Due 2011, issued by CalGen and CalGen Finance Corp.

Calpine Debtor(s)	U.S. Debtors and Canadian Debtors
Canadian Court	Court of Queen’s Bench of Alberta, Judicial District of Calgary
Canadian Debtor(s)	Subsidiaries and affiliates of Calpine Corporation that have been granted creditor protection under the CCAA in the Canadian Court

Index

Abbreviation	Definition
Cash Collateral Order

Second Amended Final Order of the U.S. Bankruptcy Court Authorizing Use of Cash Collateral and Granting Adequate Protection, dated February 24, 2006 as modified by orders entered by the U.S. Bankruptcy Court on June 21, 2006, July 12, 2006, October 25, 2006, November 15, 2006, December 20, 2006, December 28, 2006, and January 17, 2007

CCAA	Companies’ Creditors Arrangement Act (Canada)
CES	Calpine Energy Services, L.P.
CES-Canada	Calpine Energy Services Canada Partnership
Chapter 11	Chapter 11 of the Bankruptcy Code
Committees	Creditors’ Committee, Equity Committee, and Ad Hoc Committee of Second Lien Holders of Calpine Corporation
Company	Calpine Corporation, a Delaware corporation, and subsidiaries
Creditors’ Committee	Official Committee of Unsecured Creditors of Calpine Corporation
DIP	Debtor-in-possession
DIP Facility

Revolving Credit, Term Loan and Guarantee Agreement, dated as of December 22, 2005, as amended on January 26, 2006, and as amended and restated by that certain Amended and Restated Revolving Credit, Term Loan and Guarantee Agreement, dated as of February 23, 2006, among Calpine Corporation, as borrower, the Guarantors party thereto, the Lenders from time to time party thereto, Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as joint syndication agents, Deutsche Bank Trust Company Americas, as administrative agent for the First Priority Lenders, General Electric Capital Corporation, as Sub-Agent for the Revolving Lenders, Credit Suisse, as administrative agent for the Second Priority Term Lenders, Landesbank Hessen Thuringen Girozentrale, New York Branch, General Electric Capital Corporation and HSH Nordbank AG, New York Branch, as joint documentation agents for the First Priority Lenders and Bayerische Landesbank, General Electric Capital Corporation and Union Bank of California, N.A., as joint documentation agents for the Second Priority Lenders

EITF	Emerging Issues Task Force
Equity Committee	Official Committee of the Equity Security Holders of Calpine Corporation

Exchange Act	U.S. Securities Exchange Act of 1934, as amended
FASB	Financial Accounting Standards Board
FERC	Federal Energy Regulatory Commission
FIN	FASB Interpretation Number
First Priority Notes	Calpine Corporation’s 9 5/8% First Priority Senior Secured Notes Due 2014
GAAP	Generally accepted accounting principles in the U.S.
Geysers Assets	19 geothermal power plant assets located in northern California
IRS	U.S. Internal Revenue Service

Index

Abbreviation	Definition
LSTC	Liabilities Subject to Compromise
NOL	Net operating loss
Non-U.S. Debtor(s)	Consolidated subsidiaries and affiliates of Calpine Corporation that are not U.S. Debtor(s)
Petition Date	December 20, 2005
PPA(s)

Any contract for a physically settled sale (as distinguished from a financially settled future, option or other derivative or hedge transaction) of any electric power product, including electric energy, capacity and/or ancillary services, in the form of a bilateral agreement or a written or oral confirmation of a transaction between two parties to a master agreement, including sales related to a tolling transaction in which part of the consideration provided by the purchaser of an electric power product is the fuel required by the seller to generate such electric power

PSM	Power Systems Manufacturing, LLC
Replacement DIP Facility	The proposed $5.0 billion replacement debtor-in-possession financing facility that was approved by the U.S. Bankruptcy Court on March 5, 2007
SAB	Staff Accounting Bulletin
SDNY Court	U.S. District Court for the Southern District of New York
SEC	U.S. Securities and Exchange Commission
Second Priority Debt	Together, the Second Priority Notes and Second Priority Term Loans
Second Priority Notes

Calpine Corporation’s Second Priority Senior Secured Floating Rate Notes Due 2007, 8 1/2% Second Priority Senior Secured Notes Due 2010, 8 3/4% Second Priority Senior Secured Notes Due 2013 and 9 7/8% Second Priority Senior Secured Notes Due 2011

Second Priority Term Loans	Calpine Corporation’s Senior Secured Term Loans Due 2007
Securities Act	U.S. Securities Act of 1933, as amended
SFAS	Statement of Financial Accounting Standards
SOP	Statement of Position
spark spread	Difference between the Company’s fuel cost and the revenue it receives for electric generation
ULC I	Calpine Canada Energy Finance ULC
ULC II	Calpine Canada Energy Finance II ULC
U.S.	United States of America
U.S. Bankruptcy Court	U.S. Bankruptcy Court for the Southern District of New York
U.S. Debtor(s)

Calpine Corporation and each of its subsidiaries and affiliates that have filed voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code in the U.S. Bankruptcy Court, which matters are being jointly administered in the U.S. Bankruptcy Court under the caption In re Calpine Corporation, et al., Case No. 05-60200 (BRL)

Definitions

CALPINE CORPORATION

(Debtor-in-Possession)

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CALPINE CORPORATION

(Debtor-in-Possession)

CASE NO. 05-60200 (Jointly Administered)

CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

(Unaudited)

(in thousands)

For the period from January 1, 2007, through January 31, 2007

Revenue:
Electricity and steam revenue	$414,669
Sales of purchased power and gas for hedging and optimization	113,019
Mark-to-market activities, net	(13,560)
Other revenue	2,584
Total revenue	516,712
Cost of revenue:
Plant operating expense	47,705
Purchased power and gas expense for hedging and optimization	97,232
Fuel expense	282,604
Depreciation and amortization expense	38,851
Operating plant impairments	(1)
Operating lease expense	4,772
Other cost of revenue	12,027
Total cost of revenue	483,190
Gross profit	33,522
Equipment, development project and other impairments	(242)
Sales, general and administrative expense	11,893
Other operating expenses	2,665
Income (loss) from operations	19,206
Interest expense	100,844
Interest (income)	(5,629)
Minority interest expense	(518)
Other (income) expense, net	1,738
Income (loss) before reorganization items and provision for income taxes	(77,229)
Reorganization items	5,825
Income (loss) before provision for income taxes	(83,054)
Provision (benefit) for income taxes	(182)
Net income (loss)	$(82,872)

The accompanying notes are an integral part of these

Consolidated Condensed Financial Statements.

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CALPINE CORPORATION

(Debtor-in-Possession)

CASE NO. 05-60200 (Jointly Administered)

CONSOLIDATED CONDENSED BALANCE SHEET

(Unaudited)

(in thousands)

January 31, 2007

ASSETS

Current assets:
Cash and cash equivalents	$969,268
Accounts receivable, net	743,735
Inventories	154,800
Margin deposits and other prepaid expense	360,240
Restricted cash – current	390,097
Current derivative assets	217,175
Current assets held for sale	88,457
Other current assets	79,949
Total current assets	3,003,721
Property, plant and equipment, net	13,490,393
Restricted cash, net of current portion	190,190
Investments	129,311
Long-term derivative assets	341,856
Other assets	1,131,751
Total assets	$18,287,222
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$418,289
Accrued interest payable	287,294
Debt, current portion	4,483,574
Current derivative liabilities	329,942
Taxes payable – current	98,549
Other current liabilities	308,524
Total current liabilities	5,926,172
Debt, net of current portion	3,238,549
Deferred income taxes, net of current portion	483,143
Long-term derivative liabilities	461,822
Other long-term liabilities	346,986
Total liabilities not subject to compromise	10,456,672
Liabilities subject to compromise	14,813,261
Minority interests	266,251
Stockholders’ equity (deficit):
Common stock	528
Additional paid-in capital	3,270,282
Additional paid-in capital, loaned shares	140,143
Additional paid-in capital, returnable shares	(140,143)
Accumulated deficit	(10,460,939)
Accumulated other comprehensive loss	(58,833)
Total stockholders’ deficit	(7,248,962)
Total liabilities and stockholders’ deficit	$18,287,222

The accompanying notes are an integral part of these

Consolidated Condensed Financial Statements.

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CALPINE CORPORATION

(Debtor-in-Possession)

CASE NO. 05-60200 (Jointly Administered)

NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

For the period from January 1, 2007, through January 31, 2007

1.  Chapter 11 Cases and Related Disclosures

Since the Petition Date, Calpine Corporation and 273 of its wholly owned subsidiaries in the U.S. have filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the U.S. Bankruptcy Court. Similarly, since the Petition Date, 12 of Calpine’s Canadian subsidiaries have filed for creditor protection under the CCAA in the Canadian Court. Certain other subsidiaries could file under Chapter 11 in the U.S. or for creditor protection under the CCAA in Canada in the future. The Chapter 11 cases are being jointly administered for procedural purposes only by the U.S. Bankruptcy Court under the case captioned In re Calpine Corporation et al., Case No. 05-60200 (BRL). With respect to the U.S. Chapter 11 cases, the Office of the U.S. Trustee has appointed two official committees: a committee of unsecured creditors for Calpine Corporation and a committee of equity security holders of Calpine Corporation. An ad hoc committee of second lien creditors has also been formed.

Our Chapter 11 and CCAA filings were preceded by the convergence of a number of factors in late 2005. Among other things, we were experiencing a tight liquidity situation due in part to our obligations to service our debt and certain of our preferred equity securities, which also imposed restrictions on our ability to raise capital through financings, asset sales or otherwise. At the same time, market spark spreads were being adversely impacted by excess capacity in certain of our energy markets, which depressed prices for energy, while prices for natural gas reached historic highs. Higher gas prices also increased our collateral support obligations to counterparties. Also, we were unsuccessful in a litigation we brought in Delaware Chancery Court against the collateral agent and trustees representing our First and Second Priority Notes regarding our use of certain sale proceeds of the sale of our oil and natural gas reserves, which resulted in our being ordered to make a cash payment to an escrow fund of more than $300 million that had been used to purchase natural gas in storage. See Note 15 of our 2006 Form 10-K for more information concerning the Delaware Chancery Court litigation and Note 7 of our 2006 Form 10-K for more information regarding the sale of our oil and natural gas reserves.

The Calpine Debtors are continuing to operate their business as debtors-in-possession and will continue to conduct business in the ordinary course under the protection of the Bankruptcy Courts. Generally, while a plan or plans of reorganization (with respect to the U.S. Debtors) or arrangement (with respect to the Canadian Debtors) are developed, all actions to enforce or otherwise effect repayment of liabilities preceding the Petition Date as well as all pending litigation against the Calpine Debtors are stayed while the Calpine Debtors continue their business operations as debtors-in-possession.

Under the Bankruptcy Code, we have the exclusive right to file and solicit acceptance of a plan or plans of reorganization for a limited period of time. On December 6, 2006, the U.S. Bankruptcy Court granted our application for an extension of the period during which we have the exclusive right to file a reorganization plan or plans from December 31, 2006 to June 20, 2007, and granted us the exclusive right until August 20, 2007, to solicit acceptance thereof in each case allowing for the maximum period of time provided by the Bankruptcy Code. The U.S. Bankruptcy Court has the power to terminate these periods prior to June 20, 2007, and August 20, 2007, respectively, and we can make no assurance that the U.S. Bankruptcy Court will not do so.

As a result of our Chapter 11 filings and the other matters described herein, including uncertainties related to the fact that we have not yet had time to complete and obtain confirmation of a plan or plans of reorganization, there is substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern, including our ability to meet our ongoing operational obligations, is dependent upon, among other things: (i) our ability to maintain adequate cash on hand; (ii) our ability to generate cash from operations; (iii) the cost, duration and outcome of the restructuring process; (iv) our ability to comply with the terms of our existing DIP Facility and Replacement DIP Facility and the adequate assurance provisions of the Cash Collateral Order; and (v) our ability to achieve profitability following a restructuring. These

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challenges are in addition to those operational and competitive challenges faced by us in connection with our business. In conjunction with our advisors, we are implementing strategies to aid our liquidity and our ability to continue as a going concern. However, there can be no assurance as to the success of such efforts.

On January 26, 2006, the U.S. Bankruptcy Court entered a final order approving our $2.0 billion DIP Facility. See Note 8 of our 2006 Form 10-K for further discussion. In addition, the U.S. Bankruptcy Court approved cash collateral and adequate assurance stipulations in connection with the approval of the DIP Facility, which has allowed our business activities to continue to function. As part of our “first day” and subsequent motions, we have obtained U.S. Bankruptcy Court approval to continue to pay critical vendors, meet our pre-petition and post-petition payroll obligations, maintain our cash management systems, collateralize certain of our gas supply contracts, enter into and collateralize trading contracts, pay our taxes, continue to provide employee benefits, maintain our insurance programs and implement an employee severance program, which has allowed us to continue to operate the existing business in the ordinary course. In addition, the U.S. Bankruptcy Court has approved certain trading notification and transfer procedures designed to allow us to restrict trading in our common stock (and related securities) and claims against the U.S. Debtors. Such restrictions could negatively impact our accumulated NOLs and other tax attributes and holders of our common stock may not be able to resell such securities and, in connection with our reorganization, may have their securities cancelled and receive no payment or other consideration in return.

On March 5, 2007, the U.S. Bankruptcy Court issued an opinion approving our motion to obtain a $5.0 billion Replacement DIP Facility, which, if successfully completed, will refinance the existing $2.0 billion DIP Facility as well as the approximately $2.5 billion of outstanding CalGen Secured Debt. The Replacement DIP Facility may be increased to $7.0 billion under certain circumstances, and may be converted to our exit financing once we have a confirmed plan or plans of reorganization. We expect the Replacement DIP Facility to close in late March 2007.

Under the Bankruptcy Code, we have the right to assume, assume and assign, or reject certain executory contracts and unexpired leases, subject to the approval of the U.S. Bankruptcy Court and certain other conditions. Parties to executory contracts or unexpired leases rejected or deemed rejected by a U.S. Debtor may file proofs of claim against that U.S. Debtor’s estate for damages and parties to executory contracts or unexpired leases that are assumed have an opportunity to assert cure amounts prior to such assumptions. Due to the ongoing evaluation of contracts for assumption or rejection and the uncertain nature of many of the potential claims for damages, we cannot project the magnitude of these potential claims at this time. We had until July 18, 2006, to assume unexpired non-residential real property leases. Absent the consent of the applicable counterparty, such leases not assumed by that date are deemed rejected (except for U.S. Debtors filing after the Petition Date, which have a commensurately longer period of time). Without an extension of time to assume, leases between U.S. Debtors and their affiliates would also have been deemed rejected if not assumed by July 18, 2006.

On December 21, 2005, we filed a motion with the U.S. Bankruptcy Court to reject eight PPAs and to enjoin FERC from asserting jurisdiction over the rejections. See Note 15 of our 2006 Form 10-K for further discussion of this litigation. We cannot determine at this time whether the SDNY Court, the U.S. Bankruptcy Court or FERC will ultimately determine whether we may reject any or all of the eight PPAs, or when such determination will be made. In the meantime, three of the PPAs have been terminated by the applicable counterparties, and three of the PPAs are the subject of negotiated settlements. We continue to perform under the PPAs that remain in effect, subject to any modifications agreed to by the parties and we exercised our option under one such PPA to terminate the PPA in April 2008 prior to the remaining five years of its original term.

On June 5, 2006, the U.S. Bankruptcy Court approved our motion to assume geothermal leases related to the Geysers Assets steam field operations and the Glass Mountain area, and the associated executory contracts, surface use agreements and site leases that allow the geothermal leases to be utilized to harness geothermal energy and operate these facilities. The geothermal leases combined with the operations at these facilities make up the core collateral for the DIP Facility.

In addition, we are required to obtain U.S. Bankruptcy Court approval of sales of assets, subject to certain exceptions including with respect to de minimis assets. Such sales are subject in certain cases to U.S. Bankruptcy Court approved auction procedures. See Note 7 of our 2006 Form 10-K for a discussion of our asset sales completed during 2006. Subsequent to the filing of our Form 10-K, on March 22, 2007, we completed the sale of substantially all of the assets of our subsidiary, PSM,

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to Alstom Power Inc. for approximately $242 million, plus the assumption by Alstom Power Inc. of certain liabilities. We also identified for potential sale 15 turbines, comprising 14 combustion turbines and one steam turbine. We have sold 10 of such combustion turbines and one partial combustion turbine unit, as well as additional miscellaneous other assets for total gross proceeds of approximately $113.9 million.

Reorganization Items — Reorganization items represent the direct and incremental costs related to our Chapter 11 cases, such as professional fees, pre-petition liability claim adjustments and losses that are probable and can be estimated, net of interest income earned on accumulated cash during the Chapter 11 process and net gains on the sale of assets related to our restructuring activities. The table below lists the significant items within this category for the month ended January 31, 2007 (in millions).

Provision for expected allowed claims(1)	$76.6
Professional fees	16.7
Net (gain) on asset sales	(81.8)
DIP financing costs	—
Interest (income) on accumulated cash	(2.8)
Other(2)	(2.9)
Total reorganization items	$5.8

__________

(1)	This item primarily includes repudiation, rejection or termination of contracts or guarantee of obligations and includes adjustments to previously recorded amounts.
(2)	This item includes foreign exchange adjustments on LSTC items denominated in a foreign currency and governed by foreign law and employee severance costs.

Provision for expected allowed claims — Represents our estimate of the expected allowed claims related primarily to guarantees of debt and other obligations and the rejection or repudiation of leases and natural gas transportation and power transmission contracts.

Other — Other reorganization items consist primarily of adjustments for foreign exchange rate changes on LSTC denominated in a foreign currency and governed by foreign law and employee severance costs during the month ended January 31, 2007.

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Liabilities Subject to Compromise

The amounts of LSTC at January 31, 2007, consisted of the following (in millions):

Provision for allowed claims(1)	$5,986.5
Second Priority Debt(2)	3,671.9
Unsecured senior notes	1,880.0
Convertible notes	1,823.5
Notes payable and other liabilities – related party	1,059.5
Accounts payable and accrued liabilities	391.9
Total liabilities subject to compromise	$14,813.3

__________

(1)

Consists primarily of estimated allowed claims related to guarantees by Calpine Corporation of repayment of unsecured senior notes (original principal amount of $2,597.2 million) for two wholly owned finance subsidiaries of the Company, ULC I and ULC II. The amounts outstanding to unrelated security holders had been reduced to $1,943.0 million at December 31, 2005, due to repurchases of such senior notes. However, some of the repurchased notes are held by certain of Calpine Corporation’s Canadian subsidiaries and are expected to give rise to allowed claims by these subsidiaries under the above guarantees. Additionally, there is a guarantee by Calpine Corporation of the obligations of its wholly owned subsidiary, Quintana Canada Holdings, LLC, under certain subscription agreements with ULC I, under which claims may be asserted for the same amounts sought under the Calpine Corporation guarantees of the ULC I notes. Although the expected claims are redundant relative to the underlying exposure to unrelated security holders, the Company determined that these duplicative claims were probable of being allowed into the claim pool by the U.S. Bankruptcy Court, although the U.S. Debtors fully reserve their rights in this regard.

(2)

We have not made, and currently do not propose to make, an affirmative determination whether our Second Priority Debt is fully secured or under-secured. We do, however, believe that there is uncertainty about whether the market value of the assets securing the obligations owing in respect of the Second Priority Debt is less than, equals or exceeds the amount of these obligations. Accordingly, we have classified the Second Priority Debt as LSTC.

Provision for expected allowed claims — A significant portion of the provision for expected allowed claims represented our estimate of the expected allowed claims for U.S. Debtor guarantees of debt issued by certain of our deconsolidated Canadian entities, and intercompany notes receivable balances from these entities which we determined were uncollectible. Some of the guarantee exposures are redundant; however, we determined the duplicative guarantees were probable of being allowed into the claim pool by the U.S. Bankruptcy Court, although we reserve all of our rights with respect to defending against such duplicative claims.

During the year ended December 31, 2006, we recorded additional expected allowed claims related primarily to our rejection of the Rumford and Tiverton power plant leases and the repudiation by CES-Canada, a Canadian Debtor, of its tolling agreement with Calgary Energy Centre. Calpine Corporation had guaranteed CES-Canada’s performance under the tolling agreement.

During the year ended December 31, 2006, the U.S. Debtors determined that certain gas transportation and power transmission contracts no longer provide any benefit to the U.S. Debtors or their estates. In certain instances, the U.S. Debtors have given notice to counterparties to these contracts that the U.S. Debtors will no longer accept or pay for service under such contracts. We believe that any claims resulting from the repudiation, rejection, or termination of these contracts will be treated as pre-petition general unsecured claims. Accordingly, we recorded non-cash charges in the aggregate of $445.4 million for the year ended December 31, 2006, as our current estimate of the expected allowed claims related primarily to these contracts.

Second Priority Debt — We have not made, and currently do not propose to make, an affirmative determination whether our Second Priority Debt is fully secured or under secured. We do, however, believe that there is uncertainty about whether the market value of the assets collateralizing the obligations owing in respect of the Second Priority Debt is less

Index   Definitions

than, equals or exceeds the amount of these obligations. Therefore, in accordance with the applicable accounting standards, we have classified the Second Priority Debt as LSTC.

Notes payable and other liabilities — related party — Prior to our deconsolidation of the majority of our Canadian and other foreign subsidiaries on the Petition Date, these liabilities were eliminated in consolidation. However, as a result of the deconsolidation, these liabilities are no longer eliminated in consolidation and are now reported as LSTC.

Accounts payable and accrued liabilities — The decrease is due primarily to settling by netting accounts receivables against pre-petition payables with certain CES counterparties, where netting agreements were in place.

2.  Basis of Presentation

The accompanying consolidated condensed financial statements have been prepared on a going concern basis, which assumes continuity of operations and realization of assets and satisfaction of liabilities in the ordinary course of business, and in accordance with SOP 90-7, “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code.” The consolidated condensed financial statements do not include any adjustments that might be required should we be unable to continue to operate as a going concern. In accordance with SOP 90-7, all pre-petition liabilities subject to compromise have been segregated in the consolidated condensed balance sheets and classified as LSTC, at the estimated amount of allowed claims. Interest expense related to pre-petition LSTC has been reported only to the extent that it will be paid during the pendency of the Chapter 11 cases or is permitted by the Cash Collateral Order or is expected to be an allowed claim. Liabilities not subject to compromise are separately classified as current or noncurrent. Expenses, provisions for losses resulting from reorganization and certain other items directly related to our Chapter 11 cases are reported separately as reorganization items.

The Monthly Operating Statement is limited in scope, covers a limited time period, and has been prepared solely for the purpose of complying with the monthly reporting requirements of the U.S. Bankruptcy Court. Certain of our Canadian subsidiaries were granted relief by the Canadian Court under the CCAA. As a result, certain of our Canadian and other foreign subsidiaries were deconsolidated as of the Petition Date. Financial information regarding such deconsolidated subsidiaries is not included with that of the consolidated group reported in the Monthly Operating Statement. The financial information in the Monthly Operating Statement is preliminary and unaudited and does not purport to show the financial statements of any of the U.S. Debtors in accordance with GAAP, and therefore may exclude items required by GAAP, such as certain reclassifications, eliminations, accruals, valuations and disclosure items. We caution readers not to place undue reliance upon the Monthly Operating Statement. There can be no assurance that such information is complete and the Monthly Operating Statement may be subject to revision. The Monthly Operating Statement is in a format required by the Bankruptcy Code and should not be used for investment purposes. The Monthly Operating Statement should be read in conjunction with the consolidated financial statements and notes thereto included in the 2006 Form 10-K.

The unaudited financial statements contained in the Monthly Operating Statement have been derived from the books and records of the Company. This information, however, has not been subject to procedures that would typically be applied to financial information presented in accordance with GAAP, and upon the application of such procedures, we believe that the financial information could be subject to changes, and these changes could be material. The information furnished in this Monthly Operating Statement includes primarily normal recurring adjustments but does not include all of the adjustments that would typically be made for financial statements prepared in accordance with GAAP. In addition, certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted. Per agreement among the Company, the Office of the U.S. Trustee and the Committee of Unsecured Creditors, the Statement of Cash Flows is excluded from Monthly Operating Statements except on a quarterly basis.

Mark-to-Market — Mark-to-market, net activity includes realized settlements of and unrealized mark-to-market gains and losses on both power and gas derivative instruments not designated as cash flow hedges, including those held for trading purposes. Gains and losses due to ineffectiveness on hedging instruments are also included in unrealized mark-to-market gains and losses. Trading activity is presented net in accordance with EITF Issue No. 02-03. Of the total mark-to-market loss

Index   Definitions

of $13.5 million in January 2007, there was a $16.2 million unrealized loss, and we had a realized gain of $2.7 million. The realized gain included a non-cash gain of approximately $1.8 million from amortization of various items.

3.  Summary of Significant Accounting Policies

See Note 2 “Summary of Significant Accounting Policies” in the Notes to Consolidated Financial Statements included in our 2006 Form 10-K for a summary of the accounting policies that we believe are significant to us.

4.  Recent Accounting Pronouncements

FASB Interpretation No. 48

In June 2006, the Financial Accounting Standards Board issued FIN 48. FIN 48 clarifies the accounting for income taxes, by prescribing a minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. FIN 48 also provides guidance on derecognizing, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006.

We will adopt FIN 48 as of January 1, 2007, as required. The cumulative effect, if any, of adopting FIN 48 will be recorded as a change to our opening accumulated deficit in the first quarter of 2007. While our evaluation of the impact of adopting FIN 48 is not complete, our analysis to date indicates that there will not be a material impact on our Consolidated Financial Statements.

SFAS No. 157

In September 2006, FASB issued SFAS No. 157, “Fair Value Measurements.” SFAS No. 157 defines fair value, establishes a framework for measuring fair value in GAAP, and enhances disclosures about fair value measurements. SFAS No. 157 applies when other accounting pronouncements require fair value measurements; it does not require new fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007, with early adoption encouraged. We are currently assessing the impact this standard will have on our results of operations, cash flows and financial position.

5.  Cash and Cash Equivalents, Restricted Cash and Margin Deposits

Cash and Cash Equivalents — We have certain project finance facilities and lease agreements that establish segregated cash accounts. These accounts have been pledged as security in favor of the lenders to such project finance facilities, and the use of certain cash balances on deposit in such accounts with our project financed securities is limited, at least temporarily, to the operations of the respective projects. At January 31, 2007, $325.0 million of the cash and cash equivalents balance was subject to such project finance facilities and lease agreements.

Restricted Cash — We are required to maintain cash balances that are restricted by provisions of certain of our debt and lease agreements or by regulatory agencies. These amounts are held by depository banks in order to comply with the contractual provisions requiring reserves for payments such as for debt service, rent, major maintenance and debt repurchases. Funds that can be used to satisfy obligations due during the next twelve months are classified as current restricted cash, with the remainder classified as non-current restricted cash. Restricted cash is generally invested in accounts earning market rates; therefore, the carrying value approximates fair value. Such cash is excluded from cash and cash equivalents in the Consolidated Condensed Statements of Cash Flows.

Index   Definitions

The table below represents the components of our consolidated restricted cash as of January 31, 2007, (in thousands):

	Current	Non-Current	Total
Debt service	$150,336	$113,874	$264,210
Rent reserve	54,442	—	54,442
Construction/major maintenance	86,217	28,751	114,968
Security/project reserves	35,895	31,942	67,837
Collateralized letters of credit and other credit support	22,489	—	22,489
Other	40,718	15,623	56,341
Total	$390,097	$190,190	$580,287

Of our restricted cash at January 31, 2007, $354.9 million relates to the assets of the following entities, each an entity with its existence separate from us and our other subsidiaries (in millions).

Power Contract Financing, L.L.C.	$199.7
Gilroy Energy Center, LLC	59.2
Rocky Mountain Energy Center, LLC	26.1
Riverside Energy Center, LLC	33.5
Calpine King City Cogen, LLC	27.0
Metcalf Energy Center, LLC	7.0
Power Contract Financing III, LLC	2.4
$354.9

Margin Deposits — As of January 31, 2007, to support commodity transactions, we had margin deposits with third parties of $217.5 million; we made gas and power prepayments of $114.3 million; and had a letter of credit outstanding of $2.0 million. Counterparties had deposited with us $0.1 million as margin deposits at January 31, 2007. We use margin deposits, prepayments and letters of credit as credit support for commodity procurement and risk management activities. Future cash collateral requirements may increase based on the extent of our involvement in standard contracts and movements in commodity prices and also based on our credit ratings and general perception of creditworthiness in this market. While we believe that we have adequate liquidity to support our operations at this time, it is difficult to predict future developments and the amount of credit support that we may need to provide as part of our business operations.

6.  DIP Facility

Pursuant to the DIP Facility, and applicable orders of the U.S. Bankruptcy Court, the DIP Facility lenders have made available to Calpine up to $2 billion comprised of a $1 billion revolving credit facility, a $400 million first priority term loan facility and a $600 million second priority term loan facility. The DIP Facility, which is guaranteed by each of the other U.S. Debtors, provides that it will remain in place until the earlier of an effective plan of reorganization or December 20, 2007; however, we expect to close on the Replacement DIP Facility, which will replace the DIP Facility, in late March 2007. The DIP Facility is secured by first priority liens on all of the unencumbered assets of the U.S. Debtors, including the Geysers Assets, and junior liens on all of their encumbered assets. The proceeds of borrowings and letters of credit issued under the DIP Facility are used, among other things, for working capital and other general corporate purposes. In February 2006, a portion of the borrowings under the revolving credit facility was used to fund a portion of the costs in connection with the purchase of the Geysers Assets. In May 2006 and June 2006, a portion of the funds drawn under the term loan facilities, together with approximately $409 million of restricted cash, including related interest thereon, were used to repay $646.1 million of the First Priority Notes. During the month of January 2007, there were no amounts outstanding under the revolving credit facility, and the letters of credit against the revolving credit facility were reduced by $3.1 million. Accordingly, at January 31, 2007, there was $996.5 million outstanding under the term loan facilities, nothing outstanding under the revolving credit facility and $79.4 million of letters of credit issued against the revolving credit facility.

The DIP Facility was amended on May 3, 2006, to, among other things, provide us with extensions of time to provide certain financial information to the DIP Facility lenders, including financial statements for the year ended December 31,

Index   Definitions

2005, and for the quarter ended March 31, 2006. Also in May 2006, the DIP Facility lenders consented to the use of borrowings under the DIP Facility to repay a portion of the First Priority Notes in accordance with the orders of the U.S. Bankruptcy Court. The DIP Facility was further amended on September 25, 2006, December 20, 2006, and February 28, 2007, among other things to allow for certain liens in favor of CalGen in connection with excess cash transfers and for adequate protection payments to holders of the Second Priority Debt totaling approximately $466 million for 2006 and 2007.

On March 5, 2007, the U.S. Bankruptcy Court issued an opinion approving our refinancing motion to obtain a $5.0 billion Replacement DIP Facility to refinance the existing $2.0 billion DIP Facility and repay the approximately $2.5 billion of CalGen Secured Debt. The Replacement DIP Facility will consist of a $4.0 billion senior secured term loan, a $1.0 billion senior secured revolving credit facility, with interest rates that will be based on the ratings of the Replacement DIP Facility on the closing date. The Replacement DIP Facility will also have a $2.0 billion incremental term facility, and a rollover option that allows, but does not obligate, us to convert the Replacement DIP Facility into exit financing. In addition, under the Replacement DIP Facility, the U.S. Debtors will have the ability to provide liens to counterparties to secure indebtedness in respect of any commodity hedging agreement. If successful, the Replacement DIP Facility is expected to close in late March 2007.

Index   Definitions

SCHEDULE I

CALPINE CORPORATION

(Debtor-in-Possession)

CASE No. 05-60200 (Jointly Administered)

CONSOLIDATING CONDENSED BALANCE SHEET

(Unaudited)

(in thousands)

January 31, 2007

	U.S. Debtors	Non-U.S. Debtors	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$784,550	$184,718	$—	$969,268
Accounts receivable, net	37,661,125	2,511,655	(39,429,045)	743,735
Inventories	126,725	28,075	—	154,800
Margin deposits and other prepaid expense	331,833	41,562	(13,155)	360,240
Restricted cash	88,766	301,331	—	390,097
Current derivative assets	179,143	38,032	—	217,175
Current assets held for sale	88,457	—	—	88,457
Other current assets	913,133	53,066	(886,250)	79,949
Total current assets	40,173,732	3,158,439	(40,328,450)	3,003,721
Property, plant and equipment, net	7,519,282	5,971,976	(865)	13,490,393
Restricted cash, net of current portion	44,840	145,350	—	190,190
Investments	10,649,087	9,207,877	(19,727,653)	129,311
Long-term derivative assets	263,570	78,286	—	341,856
Other assets	5,566,933	569,342	(5,004,524)	1,131,751
Total assets	$64,217,444	$19,131,270	$(65,061,492)	$18,287,222
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$479,767	$1,586,334	$(1,647,812)	$418,289
Accrued interest payable	401,861	104,292	(218,859)	287,294
Debt, current portion	4,565,044	650,381	(731,851)	4,483,574
Current derivative liabilities	251,705	78,237	—	329,942
Taxes payable, current portion	98,549	—	—	98,549
Other current liabilities	230,226	89,958	(11,660)	308,524
Total current liabilities	6,027,152	2,509,202	(2,610,182)	5,926,172
Debt, net of current portion	4,865,107	4,676,870	(6,303,428)	3,238,549
Deferred income taxes, net of current portion	190,719	292,424	—	483,143
Long-term derivative liabilities	364,428	97,394	—	461,822
Other liabilities	270,011	88,689	(11,714)	346,986
Total liabilities not subject to compromise	11,717,417	7,664,579	(8,925,324)	10,456,672
Liabilities subject to compromise	51,397,334	28,099	(36,612,172)	14,813,261
Commitments and contingencies
Minority interests	—	—	266,251	266,251
Stockholders’ equity (deficit):
Common stock	31,525	5,099	(36,096)	528
Additional paid-in capital	25,862,126	9,905,236	(32,497,080)	3,270,282
Accumulated deficit	(24,732,541)	1,528,673	12,742,929	(10,460,939)
Accumulated other comprehensive loss	(58,417)	(416)	—	(58,833)
Total stockholders’ equity (deficit)	1,102,693	11,438,592	(19,790,247)	(7,248,962)
Total liabilities and stockholders’ equity (deficit)	$64,217,444	$19,131,270	$(65,061,492)	$18,287,222

Calpine Corporation’s consolidated results are comprised of U.S. Debtor and Non-U.S. Debtor entities that have affiliated transactions with other U.S. Debtor and Non-U.S. Debtor entities that must be eliminated in consolidation. Amounts listed under the “Eliminations” heading are required to correctly eliminate transactions between any affiliated entities for consolidated financial statement presentation purposes.

Index   Definitions

SCHEDULE II

CALPINE CORPORATION

(Debtor-in-Possession)

CASE No. 05-60200 (Jointly Administered)

CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS

(Unaudited)

(in thousands)

For the Period from January 1, 2007 through January 31, 2007

	U.S. Debtors	Non-U.S. Debtors	Eliminations	Consolidated
Revenue:
Electricity and steam revenue	$583,519	$171,039	$(339,889)	$414,669
Sales of purchased power and gas for hedging and optimization	392,839	2,266	(282,086)	113,019
Mark-to-market activities, net	(7,642)	(5,918)	—	(13,560)
Other revenue	37,380	679	(35,475)	2,584
Total revenue	1,006,096	168,066	(657,450)	516,712
Cost of revenue:
Plant operating expense	402,318	13,137	(367,750)	47,705
Purchased power and gas expense for hedging and optimization	60,933	41,622	(5,323)	97,232
Fuel expense	495,965	70,995	(284,356)	282,604
Depreciation and amortization expense	22,892	15,961	(2)	38,851
Operating plant impairments	(1)	—	—	(1)
Operating lease expense	4,772	—	—	4,772
Other cost of revenue	6,814	5,213	—	12,027
Total cost of revenue	993,693	146,928	(657,431)	483,190
Gross profit	12,403	21,138	(19)	33,522
Equipment, development project and other impairments	(242)	—	—	(242)
Sales, general and administrative expense	11,512	411	(30)	11,893
Other operating expenses	76,550	138,173	(212,058)	2,665
Income (loss) from operations	(75,417)	(117,446)	212,069	19,206
Interest expense	71,380	32,670	(3,206)	100,844
Interest (income)	(6,108)	(2,727)	3,206	(5,629)
Minority interest expense	—	—	(518)	(518)
Other (income) expense, net	1,485	242	11	1,738
Income (loss) before reorganization items and provision (benefit) for income taxes	(142,174)	(147,631)	212,576	(77,229)
Reorganization items	(20,931)	26,756	—	5,825
Income (loss) before provision (benefit) for income taxes	(121,243)	(174,387)	212,576	(83,054)
Provision (benefit) for income taxes	(182)	—	—	(182)
Net income (loss)	$(121,061)	$(174,387)	$212,576	$(82,872)

Calpine Corporation’s consolidated results are comprised of U.S. Debtor and Non-U.S. Debtor entities that have affiliated transactions with other U.S. Debtor and Non-U.S. Debtor entities that must be eliminated in consolidation. Amounts listed under the “Eliminations” heading are required to correctly eliminate transactions between any affiliated entities for consolidated financial statement presentation purposes.

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SCHEDULE III

CALPINE CORPORATION

(Debtor-in-Possession)

CASE No. 05-60200 (Jointly Administered)

SCHEDULE OF PAYROLL AND PAYROLL TAXES

(in thousands)

For the Period from January 1, 2007 through January 31, 2007

Gross Wages Paid**	Employee Payroll Taxes Withheld*	Employer Payroll Taxes Remitted*
$15,575	$3,867	$1,705

*	Employee Payroll Taxes are withheld each pay period and remitted by the Company, together with the Employer Payroll Taxes, to the appropriate tax authorities.

**	Gross Wages were paid by the Company on January 5, 2007, January 12, 2007, January 19, 2007, and January 26, 2007.

Index   Definitions

SCHEDULE IV

CALPINE CORPORATION

(Debtor-in-Possession)

CASE No. 05-60200 (Jointly Administered)

SCHEDULE OF FEDERAL, STATE AND LOCAL TAXES

COLLECTED, RECEIVED, DUE OR WITHHELD

(in thousands)

For the Period from January 1, 2007, through January 31, 2007

	Amount Withheld/Accrued	Amount Paid
Federal and state income taxes	$(182)	$—
State and local taxes:
Property	3,926	23,223
Sales and use	774	2,881
Franchise	—	—
Other	48	48
Total state and local taxes	4,748	26,152
Total taxes	$4,566	$26,152

Index   Definitions

SCHEDULE V

CALPINE CORPORATION

(Debtor-in-Possession)

CASE No. 05-60200 (Jointly Administered)

TOTAL DISBURSEMENTS BY DEBTOR

For the Month Ended January 31, 2007

(in dollars)

Legal Entity	Case Number	Disbursements
Amelia Energy Center, LP	05-60223-BRL	$ —
Anacapa Land Company, LLC	05-60226-BRL	2,750
Anderson Springs Energy Company	05-60232-BRL	—
Androscoggin Energy, Inc.	05-60239-BRL	—
Auburndale Peaker Energy Center, LLC	05-60244-BRL	997
Augusta Development Company, LLC	05-60248-BRL	—
Aviation Funding Corp.	05-60252-BRL	—
Baytown Energy Center, LP	05-60255-BRL	(2,325,024)
Baytown Power GP, LLC	05-60256-BRL	—
Baytown Power, LP	05-60258-BRL	—
Bellingham Cogen, Inc.	05-60224-BRL	—
Bethpage Energy Center 3, LLC	05-60225-BRL	1,539
Bethpage Fuel Management Inc.	05-60228-BRL	—
Blue Heron Energy Center, LLC	05-60235-BRL	—
Blue Spruce Holdings, LLC	05-60238-BRL	—
Broad River Energy LLC	05-60242-BRL	744,362
Broad River Holdings, LLC	05-60245-BRL	—
CalGen Equipment Finance Company, LLC	05-60249-BRL	—
CalGen Equipment Finance Holdings, LLC	05-60251-BRL	—
CalGen Expansion Company, LLC	05-60253-BRL	—
CalGen Finance Corp.	05-60229-BRL	—
CalGen Project Equipment Finance Company One, LLC	05-60236-BRL	291,722
CalGen Project Equipment Finance Company Three, LLC	05-60259-BRL	—
CalGen Project Equipment Finance Company Two, LLC	05-60262-BRL	328,256
Calpine Acadia Holdings, LLC	05-60265-BRL	—
Calpine Administrative Services Company, Inc.	05-60201-BRL	2,904,531
Calpine Agnews, Inc.	05-60268-BRL	—
Calpine Amelia Energy Center GP, LLC	05-60270-BRL	—
Calpine Amelia Energy Center LP, LLC	05-60272-BRL	—
Calpine Auburndale Holdings, LLC	05-60452-BRL	—
Calpine Baytown Energy Center GP, LLC	05-60453-BRL	—
Calpine Baytown Energy Center LP, LLC	05-60320-BRL	—
Calpine Bethpage 3 Pipeline Construction Company, Inc.	05-60330-BRL	—
Calpine Bethpage 3, LLC	05-60342-BRL	—
Calpine c*Power, Inc.	05-60250-BRL	—
Calpine CalGen Holdings, Inc.	05-60352-BRL	—
Calpine California Development Company, LLC	05-60355-BRL	—
Calpine California Energy Finance, LLC	05-60360-BRL	—

Index   Definitions

Legal Entity	Case Number	Disbursements
Calpine California Equipment Finance Company, LLC	05-60464-BRL	—
Calpine Calistoga Holdings, LLC	05-60377-BRL	—
Calpine Capital Trust	05-60325-BRL	—
Calpine Capital Trust II	05-60379-BRL	—
Calpine Capital Trust III	05-60384-BRL	—
Calpine Capital Trust IV	05-60391-BRL	—
Calpine Capital Trust V	05-60221-BRL	—
Calpine Central Texas GP, Inc.	05-60329-BRL	—
Calpine Central, Inc.	05-60333-BRL	—
Calpine Central, L.P.	05-60351-BRL	1,388,328
Calpine Central-Texas, Inc.	05-60338-BRL	—
Calpine Channel Energy Center GP, LLC	05-60340-BRL	—
Calpine Channel Energy Center LP, LLC	05-60343-BRL	—
Calpine Clear Lake Energy GP, LLC	05-60345-BRL	—
Calpine Clear Lake Energy, LP	05-60349-BRL	—
Calpine Cogeneration Corporation	05-60233-BRL	—
Calpine Construction Management Company, Inc.	05-60260-BRL	905,145
Calpine Corporation	05-60200-BRL	175,223,370
Calpine Corpus Christi Energy GP, LLC	05-60247-BRL	—
Calpine Corpus Christi Energy, LP	05-60261-BRL	—
Calpine Decatur Pipeline, Inc.	05-60263-BRL	—
Calpine Decatur Pipeline, L.P.	05-60254-BRL	—
Calpine Dighton, Inc.	05-60264-BRL	—
Calpine East Fuels, Inc.	05-60257-BRL	—
Calpine Eastern Corporation	05-60266-BRL	77,644
Calpine Energy Holdings, Inc.	05-60207-BRL	—
Calpine Energy Services Holdings, Inc.	05-60208-BRL	—
Calpine Energy Services, L.P.	05-60222-BRL	219,046,647
Calpine Finance Company	05-60204-BRL	—
Calpine Freestone Energy GP, LLC	05-60227-BRL	—
Calpine Freestone Energy, LP	05-60230-BRL	—
Calpine Freestone, LLC	05-60231-BRL	—
Calpine Fuels Corporation	05-60203-BRL	—
Calpine Gas Holdings LLC	05-60234-BRL	—
Calpine Generating Company, LLC	05-60237-BRL	956,054
Calpine Geysers Company, LP	06-10939-BRL	7,428
Calpine Gilroy 1, Inc.	05-60240-BRL	3,500
Calpine Gilroy 2, Inc.	05-60241-BRL	—
Calpine Gilroy Cogen, L.P.	05-60243-BRL	62,409
Calpine Global Services Company, Inc.	05-60246-BRL	6,400
Calpine Gordonsville GP Holdings, LLC	05-60281-BRL	—
Calpine Gordonsville LP Holdings, LLC	05-60282-BRL	—
Calpine Gordonsville, LLC	05-60283-BRL	—
Calpine Greenleaf Holdings, Inc.	05-60284-BRL	—
Calpine Greenleaf, Inc.	05-60285-BRL	2,552,765

Index   Definitions

Legal Entity	Case Number	Disbursements
Calpine Hidalgo Design, L.P.	06-10039-BRL	—
Calpine Hidalgo Energy Center, L.P.	06-10029-BRL	46,274
Calpine Hidalgo Holdings, Inc.	06-10027-BRL	—
Calpine Hidalgo Power GP, LLC	06-10030-BRL	—
Calpine Hidalgo Power, LP	06-10028-BRL	—
Calpine Hidalgo, Inc.	06-10026-BRL	—
Calpine International Holdings, Inc.	05-60205-BRL	—
Calpine International, LLC	05-60288-BRL	15,361
Calpine Investment Holdings, LLC	05-60289-BRL	—
Calpine Kennedy Airport, Inc.	05-60294-BRL	—
Calpine Kennedy Operators Inc.	05-60199-BRL	—
Calpine KIA, Inc.	05-60465-BRL	—
Calpine Leasing Inc.	05-60297-BRL	—
Calpine Long Island, Inc.	05-60298-BRL	—
Calpine Lost Pines Operations, Inc.	05-60314-BRL	—
Calpine Louisiana Pipeline Company	05-60328-BRL	—
Calpine Magic Valley Pipeline, Inc.	05-60331-BRL	—
Calpine Monterey Cogeneration, Inc.	05-60341-BRL	13,201
Calpine MVP, Inc.	05-60348-BRL	—
Calpine NCTP GP, LLC	05-60359-BRL	—
Calpine NCTP, LP	05-60406-BRL	—
Calpine Northbrook Corporation of Maine, Inc.	05-60409-BRL	—
Calpine Northbrook Energy Holdings, LLC	05-60418-BRL	—
Calpine Northbrook Energy, LLC	05-60431-BRL	—
Calpine Northbrook Holdings Corporation	05-60286-BRL	—
Calpine Northbrook Investors, LLC	05-60291-BRL	—
Calpine Northbrook Project Holdings, LLC	05-60295-BRL	—
Calpine Northbrook Services, LLC	05-60299-BRL	—
Calpine Northbrook Southcoast Investors, LLC	05-60304-BRL	—
Calpine NTC, LP	05-60308-BRL	—
Calpine Oneta Power I, LLC	05-60311-BRL	—
Calpine Oneta Power II, LLC	05-60315-BRL	—
Calpine Oneta Power, L.P.	05-60318-BRL	2,510,741
Calpine Operating Services Company, Inc.	05-60322-BRL	39,112,418
Calpine Operations Management Company, Inc.	05-60206-BRL	—
Calpine Pastoria Holdings, LLC	05-60302-BRL	—
Calpine Philadelphia, Inc.	05-60305-BRL	25,004
Calpine Pittsburg, LLC	05-60307-BRL	3,018
Calpine Power Company	05-60202-BRL	—
Calpine Power Equipment LP	05-60310-BRL	—
Calpine Power Management, Inc.	05-60319-BRL	—
Calpine Power Management, LP	05-60466-BRL	5,660
Calpine Power Services, Inc.	05-60323-BRL	117,330
Calpine Power, Inc.	05-60316-BRL	—
Calpine PowerAmerica, Inc.	05-60211-BRL	—

Index   Definitions

Legal Entity	Case Number	Disbursements
Calpine PowerAmerica, LP	05-60212-BRL	747,759
Calpine PowerAmerica-CA, LLC	05-60213-BRL	144,691
Calpine PowerAmerica-CT, LLC	05-60214-BRL	—
Calpine PowerAmerica-MA, LLC	05-60215-BRL	—
Calpine PowerAmerica-ME, LLC	05-60216-BRL	—
Calpine PowerAmerica-NH, LLC	06-10032-BRL	—
Calpine PowerAmerica-NY, LLC	06-10031-BRL	—
Calpine PowerAmerica-OR, LLC	06-10034-BRL	—
Calpine Producer Services, L.P.	05-60217-BRL	6,895,782
Calpine Project Holdings, Inc.	05-60324-BRL	—
Calpine Pryor, Inc.	05-60326-BRL	—
Calpine Rumford I, Inc.	05-60327-BRL	—
Calpine Rumford, Inc.	05-60414-BRL	—
Calpine Schuylkill, Inc.	05-60416-BRL	—
Calpine Siskiyou Geothermal Partners, L.P.	05-60420-BRL	9,258
Calpine Sonoran Pipeline LLC	05-60423-BRL	—
Calpine Stony Brook Operators, Inc.	05-60424-BRL	—
Calpine Stony Brook Power Marketing, LLC	05-60425-BRL	—
Calpine Stony Brook, Inc.	05-60426-BRL	—
Calpine Sumas, Inc.	05-60427-BRL	—
Calpine TCCL Holdings, Inc.	05-60429-BRL	—
Calpine Texas Pipeline GP, Inc.	05-60433-BRL	—
Calpine Texas Pipeline LP, Inc.	05-60439-BRL	—
Calpine Texas Pipeline, L.P.	05-60447-BRL	74,681
Calpine Tiverton I, Inc.	05-60450-BRL	—
Calpine Tiverton, Inc.	05-60451-BRL	—
Calpine ULC I Holding, LLC	05-60454-BRL	—
Calpine University Power, Inc.	05-60455-BRL	—
Calpine Unrestricted Funding, LLC	05-60456-BRL	—
Calpine Unrestricted Holdings, LLC	05-60458-BRL	—
Calpine Vapor, Inc.	05-60459-BRL	—
Carville Energy LLC	05-60460-BRL	755,406
CCFC Development Company, LLC	05-60267-BRL	—
CCFC Equipment Finance Company, LLC	05-60269-BRL	—
CCFC Project Equipment Finance Company One, LLC	05-60271-BRL	—
Celtic Power Corporation	05-60273-BRL	—
CES GP, LLC	05-60218-BRL	—
CGC Dighton, LLC	05-60274-BRL	—
Channel Energy Center, LP	05-60275-BRL	(2,576,564)
Channel Power GP, LLC	05-60276-BRL	—
Channel Power, LP	05-60277-BRL	—
Clear Lake Cogeneration Limited Partnership	05-60278-BRL	1,129,919
CogenAmerica Asia Inc.	05-60372-BRL	—
CogenAmerica Parlin Supply Corp.	05-60383-BRL	—
Columbia Energy LLC	05-60440-BRL	4,459,878

Index   Definitions

Legal Entity	Case Number	Disbursements
Corpus Christi Cogeneration L.P.	05-60441-BRL	(1,672,010)
CPN 3rd Turbine, Inc.	05-60443-BRL	—
CPN Acadia, Inc.	05-60444-BRL	—
CPN Berks Generation, Inc.	05-60445-BRL	—
CPN Berks, LLC	05-60446-BRL	—
CPN Bethpage 3rd Turbine, Inc.	05-60448-BRL	23
CPN Cascade, Inc.	05-60449-BRL	—
CPN Clear Lake, Inc.	05-60287-BRL	—
CPN Decatur Pipeline, Inc.	05-60290-BRL	—
CPN East Fuels, LLC	05-60476-BRL	—
CPN Energy Services GP, Inc.	05-60209-BRL	—
CPN Energy Services LP, Inc.	05-60210-BRL	—
CPN Freestone, LLC	05-60293-BRL	—
CPN Funding, Inc.	05-60296-BRL	—
CPN Morris, Inc.	05-60301-BRL	—
CPN Oxford, Inc.	05-60303-BRL	—
CPN Pipeline Company	05-60309-BRL	200,338
CPN Pleasant Hill Operating, LLC	05-60312-BRL	—
CPN Pleasant Hill, LLC	05-60317-BRL	—
CPN Power Services GP, LLC	05-60321-BRL	—
CPN Power Services, LP	05-60292-BRL	—
CPN Pryor Funding Corporation	05-60300-BRL	20
CPN Telephone Flat, Inc.	05-60306-BRL	12,533
Decatur Energy Center, LLC	05-60313-BRL	7,596,361
Deer Park Power GP, LLC	05-60363-BRL	—
Deer Park Power, LP	05-60370-BRL	—
Delta Energy Center, LLC	05-60375-BRL	6,094,529
Dighton Power Associates Limited Partnership	05-60382-BRL	—
East Altamont Energy Center, LLC	05-60386-BRL	94,682
Fond du Lac Energy Center, LLC	05-60412-BRL	—
Fontana Energy Center, LLC	05-60335-BRL	—
Freestone Power Generation LP	05-60339-BRL	6,182,868
GEC Bethpage Inc.	05-60347-BRL	—
Geothermal Energy Partners, LTD., a California limited partnership	05-60477-BRL	—
Geysers Power Company II, LLC	05-60358-BRL	—
Geysers Power Company, LLC	06-10197-BRL	2,807,619
Geysers Power I Company	05-60389-BRL	—
Goldendale Energy Center, LLC	05-60390-BRL	3,236,624
Hammond Energy LLC	05-60393-BRL	—
Hillabee Energy Center, LLC	05-60394-BRL	39,721
Idlewild Fuel Management Corp.	05-60397-BRL	—
JMC Bethpage, Inc.	05-60362-BRL	—
KIAC Partners	05-60366-BRL	3,136,322
Lake Wales Energy Center, LLC	05-60369-BRL	—
Lawrence Energy Center, LLC	05-60371-BRL	—

Index   Definitions

Legal Entity	Case Number	Disbursements
Lone Oak Energy Center, LLC	05-60403-BRL	771
Los Esteros Critical Energy Facility, LLC	05-60404-BRL	4,836
Los Medanos Energy Center LLC	05-60405-BRL	2,734,477
Magic Valley Gas Pipeline GP, LLC	05-60407-BRL	—
Magic Valley Gas Pipeline, LP	05-60408-BRL	—
Magic Valley Pipeline, L.P.	05-60332-BRL	61,327
MEP Pleasant Hill, LLC	05-60334-BRL	116,370
Moapa Energy Center, LLC	05-60337-BRL	—
Mobile Energy L L C	05-60344-BRL	459,614
Modoc Power, Inc.	05-60346-BRL	—
Morgan Energy Center, LLC	05-60353-BRL	1,530,809
Mount Hoffman Geothermal Company, L.P.	05-60361-BRL	—
Mt. Vernon Energy LLC	05-60376-BRL	—
NewSouth Energy LLC	05-60381-BRL	—
Nissequogue Cogen Partners	05-60388-BRL	521,406
Northwest Cogeneration, Inc.	05-60336-BRL	—
NTC Five, Inc.	05-60463-BRL	—
NTC GP, LLC	05-60350-BRL	—
Nueces Bay Energy LLC	05-60356-BRL	—
O.L.S. Energy-Agnews, Inc.	05-60374-BRL	1,158,070
Odyssey Land Acquisition Company	05-60367-BRL	—
Pajaro Energy Center, LLC	05-60385-BRL	—
Pastoria Energy Center, LLC	05-60387-BRL	—
Pastoria Energy Facility L.L.C.	05-60410-BRL	6,249,687
Philadelphia Biogas Supply, Inc.	05-60421-BRL	—
Phipps Bend Energy Center, LLC	05-60395-BRL	—
Pine Bluff Energy, LLC	05-60396-BRL	407,983
Power Investors, L.L.C.	05-60398-BRL	—
Power Systems MFG., LLC	05-60399-BRL	6,384,174
Quintana Canada Holdings, LLC	05-60400-BRL	—
RockGen Energy LLC	05-60401-BRL	1,239,960
Rumford Power Associates Limited Partnership	05-60467-BRL	—
Russell City Energy Center, LLC	05-60411-BRL	—
San Joaquin Valley Energy Center, LLC	05-60413-BRL	46,947
Silverado Geothermal Resources, Inc.	06-10198-BRL	162,852
Skipanon Natural Gas, LLC	05-60415-BRL	—
South Point Energy Center, LLC	05-60417-BRL	1,206,129
South Point Holdings, LLC	05-60419-BRL	—
Stony Brook Cogeneration, Inc.	05-60422-BRL	—
Stony Brook Fuel Management Corp.	05-60428-BRL	—
Sutter Dryers, Inc.	05-60430-BRL	—
TBG Cogen Partners	05-60432-BRL	31,848
Texas City Cogeneration, L.P.	05-60434-BRL	24,227
Texas Cogeneration Company	05-60435-BRL	—
Texas Cogeneration Five, Inc.	05-60436-BRL	—

Index   Definitions

Legal Entity	Case Number	Disbursements
Texas Cogeneration One Company	05-60437-BRL	—
Thermal Power Company	05-60438-BRL	—
Thomassen Turbine Systems America, Inc.	05-60354-BRL	675
Tiverton Power Associates Limited Partnership	05-60357-BRL	—
Towantic Energy, L.L.C.	05-60364-BRL	7,733
VEC Holdings, LLC	05-60365-BRL	—
Venture Acquisition Company	05-60368-BRL	—
Vineyard Energy Center, LLC	05-60373-BRL	—
Wawayanda Energy Center, LLC	05-60378-BRL	—
Whatcom Cogeneration Partners, L.P.	05-60468-BRL	—
Zion Energy LLC	05-60380-BRL	9,444

TOTAL		$ 505,757,609

Index   Definitions

SCHEDULE VI

CALPINE CORPORATION

(Debtor-in-Possession)

CASE No. 05-60200 (Jointly Administered)

DEBTORS’ STATEMENT REGARDING INSURANCE POLICIES

For the Period from January 1, 2007, through January 31, 2007

All insurance policies are fully paid for the current period, including amounts owed for workers’ compensation and disability insurance.